UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2014

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.             Results of Operations and Financial Condition.

On January 23, 2014, AmerisourceBergen Corporation (the “Company”) issued a news release announcing its earnings for the fiscal quarter ended December 31, 2013, and announcing its corresponding earnings conference call.

In its news release, the Company included certain non-U.S. Generally Accepted Accounting Principles (“non-GAAP”) financial measures. The adjustments made to diluted earnings per share from continuing operations relate to gains from antitrust litigation settlements, amounts associated with the Company’s LIFO expense, acquisition related expenses and intangibles amortization, warrant expense, special employee severance, litigation and other expenses, and the share dilution resulting from the impact of the unexercised warrants. Management considers GAAP financial measures as well as the presented non-GAAP financial measures in its evaluation of the Company’s operating performance.  Therefore, the Company believes that its presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.  Reconciliations of these non-GAAP financial measures to the most directly comparable measures as reported in accordance with GAAP are attached to the news release attached as Exhibit 99.1 to this report, and should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP.

A copy of the news release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.01.             Regulation FD Disclosure.

In the news release issued on January 23, 2014, the Company also announced that it continues to expect adjusted diluted earnings per share from continuing operations in fiscal year 2014 to be in the range of $3.60 to $3.73. The Company announced that it increased its revenue growth expectations to a range of 30 percent to 34 percent and that it continues to expect adjusted operating income growth in the 12 percent to 16 percent range. The Company now expects an adjusted operating margin decline in the 20 to 23 basis points range due to the onboarding of significant new lower margin business and growth in brand pharmaceutical business with its large customers. The Company also announced that it continues to expect to generate free cash flow in the range of $500 million to $700 million, with capital expenditures in the $300 million range; and to spend approximately $500 million in share repurchases, subject to market conditions.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibit.

99.1  News Release, dated January 23, 2014, of AmerisourceBergen Corporation, regarding the Company’s earnings for the fiscal quarter ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: January 23, 2014	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Senior Vice President
and Chief Financial Officer